EXHIBIT 21

SUBSIDIARIES OF THE TITAN CORPORATION


                                              State of Incorporation
Name                                                 or Jurisdiction

Eldyne, Inc.........................................   California
Unidyne Corporation.................................     Virginia
Diversified Control Systems, Inc....................     Delaware
Federal Services, Inc...............................   California
Pulse Sciences, Inc.................................   California
Titan Environmental Corporation.....................     Delaware
Titan Information Systems Corporation...............     Delaware
ServNOW! NetTechnologies, Inc.......................     Delaware
Titan Aerochem, Inc.................................     Delaware
TomoTherapeutics, Inc...............................     Delaware